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                                AMENDED AND RESTATED
                              STOCK PURCHASE AGREEMENT


          THIS Amended and Restated Stock Purchase Agreement (the "AGREEMENT"), is made as of June __, 1999 by and among Hoover's, Inc. (formerly known as The Reference Press, Inc.), a Delaware corporation (the "COMPANY") and Warner Books Multimedia Corp., a Delaware corporation ("INVESTOR").

                                   R E C I T A L S:

          WHEREAS, the Investor holds shares of the Company's common stock, $0.01 par value per share (the "COMMON STOCK") pursuant to a Stock Purchase Agreement dated February 15, 1994, by and between the Company and Warner Books, Inc. (the "ORIGINAL AGREEMENT") and in connection therewith, executed and entered into a Distribution Agreement dated as of March 11, 1994 (the "DISTRIBUTION AGREEMENT");

          WHEREAS, Warner Books, Inc. transferred the shares of the Company's common stock and assigned the original Agreement to Investor effective June 1, 1999;

          WHEREAS, the Investor and the Company desire to amend and restate the Original Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Original Agreement; and

          WHEREAS, in order to induce and facilitate the Company's completion of its proposed initial public offering of its Common Stock;

                                 A G R E E M E N T:

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1. FINANCIAL STATEMENTS. For so long as the Investor is a stockholder of the Company and until such time as the Company shall have a class of securities registered under the Securities Exchange Act of 1934, the Company shall deliver to Investor:

               (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, the consolidated balance sheet and statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied; and audited by a nationally recognized firm of independent certified public accountants;

               (b) within 45 days of the end of each quarter, (i) the consolidated balance sheets of the Company and its subsidiaries and statements of income and cash flow for such quarter certified by the Company's Chief Financial Officer as presenting fairly the consolidated

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financial position and results of operations of the Company and its consolidated subsidiaries in accordance with generally accepted accounting principles, consistently applied (with the exception of supporting footnotes) and (ii) comparisons of such statements to budget for and as of the end of such quarter in reasonable detail; and

               (c) such other information relating to the financial condition, business prospects or corporate affairs of the Company as Investor may from time to time reasonably request to comply with applicable Securities and Exchange Commission and other governmental filing requirements and such other information as Investor may reasonably request, including, but not limited to, any reports or information furnished to the Company's lenders or reports or other filings made to or filed with governmental authorities and internally generated periodic financial reports; provided, however, that the Company shall not be obligated under this Section 1(c) to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2. BOARD REPRESENTATION. Prior to a firm commitment, underwritten public offering of the Company's Common Stock (a "QUALIFIED OFFERING"), the Investor shall be entitled to designate a board member, reasonably satisfactory to the Company, to the Company's Board of Directors and the Company agrees not to maintain a Board of Directors that exceeds ten directors. Subsequent to a Qualified Offering, the Company shall have no further obligation pursuant to this Section 2 and Investor's designee shall serve until the next annual meeting of the Company's stockholders.

          3. STANDSTILL AGREEMENT. For a period of three years subsequent to June 11, 1999, unless otherwise approved by a majority of the disinterested members of the Company's Board of Directors, Investor and its Affiliates shall not, directly or indirectly, acquire beneficial ownership of or voting control over any shares of Common Stock if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then beneficially owned, directly or indirectly, or over which there is voting control by Investor and its Affiliates to greater than forty-nine percent (49%) of shares of Common Stock outstanding. For purposes of this Agreement, "Affiliate" of Investor shall mean any person directly or indirectly controlling, controlled by, or under common control with Investor, including officers and directors. For purposes of this Section 3, "voting control" shall mean the power to vote or to direct the voting, whether directly or indirectly, through an Affiliate, contractual right, verbal understanding, or otherwise. For purposes of this
Section 3, "beneficial ownership" shall have the same meaning as in Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

          4. REGISTRATION; LISTING ON SECURITIES EXCHANGES. If at any time the Company proposes or determines to register any Common Stock held by a stockholder of the Company (other than pursuant to registration on Form S-8 or any successor form) in an underwritten offering to the public for cash, the Company will (a) promptly give written notice thereof to the Investor and (b) include in such registration (and any related qualification under blue sky laws or

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other state securities laws), and in the underwriting involved therein, all the
Common Stock specified by the Investor in a written request, received by the Company within thirty (30) days after the mailing of such written notice by the Company; provided, that if the managing underwriters advise the Company in writing that in their opinion marketing factors require a limitation in the number of securities to be included, the Company will include in such registration (i) first, any Common Stock offered by the Company, and (ii) second, if all the Company's Common Stock is included in the registration, the number of shares of Common Stock requested to be included that, in the opinion of such underwriters, can be sold, PRO RATA among the respective stockholders of the Company on the basis of the amount of Common Stock owned by each such stockholder. The Company shall not grant any registration rights inconsistent with the rights granted to Investor herein. The price at which the Investor's Common Stock being registered in such offering are offered to the public shall be equal to the price at which the Company's Common Stock is offered to the public in such registration. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. The Investor shall be required to pay underwriter discounts and commissions, pay expenses of the offering, provide indemnification to the Company and the underwriters, provide a lockup agreement, and comply with such other terms and conditions, in each case, only to the extent required of the other stockholders selling Common Stock pursuant to such offering.

          5. TERMINATION OF DISTRIBUTION AGREEMENT. The Distribution Agreement is terminated effective as of December 31, 1998. The Company and Investor release and discharge one another from and against any and all claims, demands, actions and accounts which either party has, has had or may have, arising from the Distribution Agreement. Notwithstanding the prior two sentences and in accordance with terms of the Distribution Agreement, Paragraphs 10, 11 and 12 of the Distribution Agreement will survive termination of the Distribution Agreement.

          6.   MISCELLANEOUS.

          6.1 SEVERABILITY. The invalidity or unenforceability of any particular provisions under this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

          6.2 SUCCESSORS AND ASSIGNS. Investor may assign this Agreement only to an Affiliate in conjunction with the assignment of Common Stock held by Investor. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto agree to the exclusive jurisdiction of the Federal Court for the Southern District of New York or the

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applicable state court in New York City.

          6.4 AMENDMENTS. Any term of this Agreement may be amended only with the written consent of the Company and Investor.

          6.5 ENTIRE AGREEMENT. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede previous agreement, including, but not limited to, the Original Agreement, and all other agreements of the parties relating to the subject matter hereof.

          6.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.


          [The remainder of this page has been intentionally left blank.]

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        HOOVER'S, INC

                                        By:
                                           --------------------------------
                                                  Patrick J. Spain

                                           Chairman of the Board, Chief
                                           Executive Officer and President

                                           1033 La Posada Drive, #250
                                           Austin, Texas78752


                                        WARNER BOOKS MULTIMEDIA CORP.

                                        By:
                                           --------------------------------

                                           Name:
                                               ----------------------------

                                           Title:
                                                ---------------------------


                                           Time & Life Building
                                           1271 Avenue of the Americas
                                           New York, New York 10020